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                      [PricewaterhouseCoopers Letterhead]



November 13, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Capital Source L.P. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of October 1998. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP